CAPITOL SERIES TRUST

Fuller & Thaler Behavioral Small-Cap Equity Fund

Fuller & Thaler Behavioral Small-Cap Growth Fund

Fuller & Thaler Behavioral Mid-Cap Value Fund

Fuller & Thaler Behavioral Unconstrained Equity Fund

Fuller & Thaler Behavioral Small-Mid Core Equity Fund

Fuller & Thaler Behavioral Micro-Cap Equity Fund

Fuller & Thaler Behavioral Mid-Cap Equity Fund

AMENDED AND RESTATED RULE 18f-3 MULTI-CLASS PLAN

I. Introduction.

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (“1940 Act”), this Rule 18f-3 Multi-Class Plan, as amended and restated, (“Plan”) sets forth the general characteristics of, and conditions under which the Capitol Series Trust (“Trust”) may offer, multiple classes of shares (each a “Class of Shares” and collectively “Classes of Shares”) of the following series: Fuller & Thaler Behavioral Small-Cap Equity Fund, Fuller & Thaler Behavioral Small-Cap Growth Fund, Fuller & Thaler Behavioral Mid-Cap Value Fund, Fuller & Thaler Behavioral Unconstrained Equity Fund, Fuller & Thaler Behavioral Small-Mid Core Equity Fund, Fuller & Thaler Behavioral Micro-Cap Equity Fund and Fuller & Thaler Behavioral Mid-Cap Equity Fund (collectively, the “Funds”). In addition, the Plan sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, and other shareholder services of each Class of Shares in the Funds. The Plan is intended to allow the Funds to offer multiple Classes of Shares to the fullest extent and manner permitted by Rule 18f-3 under the 1940 Act, subject to the requirements and conditions imposed by the Rule. This Plan may be revised or amended from time to time as provided below.

Each Fund is authorized, as indicated below in the section “Class Arrangements,” to issue the following Classes of Shares representing interests in the Fund: A Shares, C Shares, Investor Shares, Institutional Shares and R6 Shares. Each Class of Shares of the Funds will represent interests in the same portfolio of the Fund and, except as described herein, shall have the same rights and obligations as each other Class of Shares of the Fund. Each Class of Shares shall be subject to such investment minimums and other conditions of eligibility as are set forth in the Funds’ prospectus (“Prospectus”) or statement of additional information (“Statement of Additional Information”), as amended from time to time.

II. Allocation of Expenses.

Pursuant to Rule 18f-3 under the 1940 Act, the Trust shall allocate to each Class of Shares in the Funds (i) any fees and expenses incurred by the Trust in connection with the distribution of such Class of Shares under a distribution plan (and related agreements) adopted for such Class of Shares pursuant to Rule 12b-1 under the 1940 Act, and (ii) any fees and expenses incurred by the Trust under a shareholder servicing plan (and related agreements) in connection with the provision of shareholder services to the holders of such Class of Shares. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular Class of Shares in the Funds:

(i)	Transfer agency fees identified by the transfer agent as being attributable to such Class of Shares;
(ii)	Printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of such Class of Shares or to regulatory agencies with respect to such Class of Shares;
(iii)	Blue sky registration or qualification fees incurred by such Class of Shares;

(iv)	U.S. Securities and Exchange Commission registration fees incurred by such Class of Shares;
(v)	The expense of administrative and personnel services (including, but not limited to, those of a portfolio accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such Class of Shares;
(vi)	Litigation or other legal expenses relating solely to such Class of Shares;
(vii)	Fees of the Trustees of the Trust incurred as a result of issues particularly relating to such Class of Shares;
(viii)	Independent registered public accountants’ fees relating solely to such Class of Shares; and
(ix)	Any additional expenses, other than advisory or custodial fees or other expenses relating to the management of each Fund’s assets, if such expenses are actually incurred in a different amount with respect to a Class of Shares that are of a different kind or to a different degree than with respect to one or more other Classes of Shares.

The initial determination of the class specific expenses that will be allocated by the Trust to a particular Class of Shares and any subsequent changes thereto will be reviewed by the Board of Trustees of the Trust and approved by a vote of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

Income, realized and unrealized capital gains and losses, and any expenses of the Funds not allocated to a particular Class of Shares of the Fund pursuant to this Plan shall be allocated to each Class of Shares of the Fund on the basis of the net asset value of that Class of Shares in relation to the net asset value of the Fund.

III. Dividends.

Dividends paid by the Trust with respect to each Class of Shares of the Funds, to the extent any dividends are paid, will be calculated in the same manner, at the same time and will be in the same amount, except that any fees and expenses that are properly allocated to a particular Class of Shares of the Funds will be borne by that Class of Shares.

IV. Voting Rights.

Each share (or fraction thereof) of the Funds entitles the shareholder of record to one vote (or fraction thereof). Each Class of Shares of the Funds will vote separately as a Class of Shares with respect to: (i) the adoption of, or material amendment to, any Rule 12b-1 distribution plan applicable to that Class of Shares, and (ii) any other matters for which voting on a Class of Shares by Class of Shares basis is required under applicable law or interpretative positions of the staff of the U.S. Securities and Exchange Commission.

V. Class Arrangements.

The following summarizes the front-end sales charges, contingent deferred sales charges, Rule 12b-1 fees, shareholder servicing fees, conversion features, exchange privileges, and other shareholder services applicable to each Class of Shares of the Funds. Additional details regarding such fees and services are set forth in the Funds’ current Prospectus and Statement of Additional Information.

(i)        A Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): 5.75%.

Sales charges are waived for purchases over $1 million and for purchases of any amount by shareholders who are employees or affiliates of the Adviser.

2.	Maximum Contingent Deferred Sales Charge: 1.00%.

If shares are purchased with a sales charge and redeemed within 12 months from the date of purchase, a CDSC of 1.00% will apply. If shares are purchased with a sales charge and redeemed within more than 12 but less than 18 months from the date of purchase, a CDSC of 0.50% will apply. CDSC charges may be waived in certain circumstances.

3.	Rule 12b-1 Distribution Fee: Pursuant to a Distribution Plan adopted under Rule 12b-1, A Shares of the Fund may pay a distribution fee of up to 0.25% per annum of the average daily net assets of the Fund attributable to such shares.
4.	Administrative Services Fees: Pursuant to an Administrative Services Plan, A Shares of the Fund may pay financial intermediaries that provide certain administrative, recordkeeping and other non-distribution related services to Fund shareholders a service fee not to exceed 0.25% per annum of the average daily net assets of the Fund attributable to such shares.
5.	Conversion Features: None.
6.	Redemption Fee: None.
7.	Exchange Privileges: Shares of a Fund may be exchanged for the same class of another Fund.
8.	Other Shareholder Services: The Trust offers an Automatic Investment Plan to holders of A Shares of the Fund.
9.	Rights of Accumulation: Front-end sales charges assessed on A Shares can be reduced by breakpoint discounts based on the amount of a single purchase or through Rights of Accumulation. By using Rights of Accumulation, the current market value of any existing qualifying holdings and qualifying account types may be combined with the amount of the current purchase to qualify for a breakpoint and reduced sales charge on the current purchase.

(ii)        C Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.
2.	Maximum Contingent Deferred Sales Charge: 1.00%.

If Shares are purchased with a dealer commission and redeemed within 12 months of purchase, a CDSC of 1.00% will apply. CDSC waivers on C Shares are offered under specific circumstances.

3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, C Shares of the Fund may pay distribution and shareholder servicing fees of up to 1.00% per annum of the average daily net assets of the Fund attributable to such shares. The 12b-1 distribution and service fee is not paid until the CDSC period has expired (it is retained by the distributor). Of the 1.00%, up to 0.75% may be paid in relation to distribution, and up to 0.25% may be paid in relation to shareholder services.

4.	Administrative Services Fees: None.
5.	Conversion Features: C Shares will be converted to A shares in specific instances.
6.	Redemption Fee: None.
7.	Exchange Privileges: Shares of a Fund may be exchanged for the same class of another Fund.
8.	Other Shareholder Services: The Trust offers an Automatic Investment Plan to holders of C Shares of the Fund.

(iii)       Investor Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.
2.	Maximum Contingent Deferred Sales Charge: None.
3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: Pursuant to a Distribution Plan adopted under Rule 12b-1, Investor Shares of the Fund may pay distribution and shareholder servicing fees of up to 0.25% per annum of the average daily net assets of the Fund attributable to such shares. Of the 0.25%, the full amount may be paid in relation to distribution, and up to 0.05% may be paid in relation to shareholder services.
4.	Administrative Services Fees: Pursuant to an Administrative Services Plan, Investor Shares of the Fund may pay financial intermediaries that provide certain administrative, recordkeeping and other non-distribution related services to Fund shareholders a service fee not to exceed 0.20% per annum of the average daily net assets of the Fund attributable to such shares.
5.	Conversion Features: None.
6.	Redemption Fee: None.
7.	Exchange Privileges: Shares of a Fund may be exchanged for the same class of another Fund.
8.	Other Shareholder Services: The Trust offers an Automatic Investment Plan to holders of Investor Shares of the Fund.
(iv)	Institutional Shares.
1.	Maximum Initial Sales Load (as a percentage of offering price): None.
2.	Maximum Contingent Deferred Sales Charge: None.
3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: None.
4.	Administrative Services Fee: Pursuant to an Administrative Services Plan, Institutional Shares of the Fund may pay financial intermediaries that provide certain administrative, recordkeeping and other non-distribution related services to Fund shareholders a service fee not to exceed 0.20% per annum of the average daily net assets of the Fund attributable to such shares.

5.	Conversion Features: None.
6.	Redemption Fee: None.
7.	Exchange Privileges: Shares of a Fund may be exchanged for the same class of another Fund.
8.	Other Shareholder Services: The Trust offers an Automatic Investment Plan to holders of Institutional Shares of the Fund.

(v)       R6 Shares.

1.	Maximum Initial Sales Load (as a percentage of offering price): None.
2.	Maximum Contingent Deferred Sales Charge: None.
3.	Rule 12b-1 Distribution/Shareholder Servicing Fees: None.
4.	Administrative Services Fees: None.
5.	Conversion Features: None.
6.	Redemption Fee: None.
7.	Exchange Privileges: Shares of a Fund may be exchanged for the same class of another Fund.
8.	Other Shareholder Services: The Trust offers an Automatic Investment Plan to holders of R6 Shares of the Fund.

VI. Board Review.

The Board of Trustees of the Trust shall review this Plan as frequently as they deem necessary. Prior to any material amendment(s) to this Plan, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Fund expenses), is in the best interest of each Class of Shares individually and of the Funds as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: October 1, 2015 on behalf of the Fuller & Thaler Behavioral Core Equity Fund

Amended: January 30, 2017 on behalf of the Fuller & Thaler Behavioral Small-Cap Equity Fund

December 14, 2017 on behalf of the Fuller & Thaler Behavioral Small-Cap Equity Fund, the Fuller & Thaler Behavioral Small-Cap Growth Fund and the Fuller & Thaler Behavioral Mid-Cap Value Fund

December 18, 2018 on behalf of the Fuller & Thaler Behavioral Small-Cap Equity Fund, the Fuller & Thaler Behavioral Small-Cap Growth Fund, the Fuller & Thaler Behavioral Mid-Cap Value Fund, the Fuller & Thaler Behavioral Unconstrained Equity Fund, the Fuller & Thaler Behavioral Small-Mid Core Equity Fund and the Fuller & Thaler Behavioral Micro-Cap Equity Fund.

       October 2, 2023 on behalf of the Fuller & Thaler Behavioral Small-Cap Equity Fund, the Fuller & Thaler Behavioral Small-Cap Growth Fund, the Fuller & Thaler Behavioral Mid-Cap Value Fund, the Fuller & Thaler Behavioral Unconstrained Equity Fund, the Fuller & Thaler Behavioral Small-Mid Core Equity Fund, the Fuller & Thaler Behavioral Micro-Cap Equity Fund and the Fuller & Thaler Behavioral Mid-Cap Equity Fund.